Exhibit 99.1

Twist Bioscience Appoints Robert Werner as Chief Accounting Officer

SOUTH SAN FRANCISCO, Calif. – May 23, 2023 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced the appointment of Robert Werner as chief accounting officer.

“Rob has a proven track record of leading corporate and technical accounting, including for global companies as they grow in revenue,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “He will be an invaluable addition as Twist continues to gain market share and execute against our plan to achieve adjusted EBITDA breakeven for the core and biopharma businesses at the close of the fiscal fourth quarter of 2024.”

“I have spent the entirety of my career in finance and accounting, with over a decade in biotech, and am proud to join a company with a technology that has so many real world applications,” said Mr. Werner. “Twist’s unique DNA synthesis platform and ability to write DNA at scale can enable customers across industries to complete groundbreaking research in health and sustainability. I’m looking forward to applying my experience at Twist at this pivotal moment in the company’s evolution, as it transitions toward profitability.”

Mr. Werner was most recently chief accounting officer at Invitae, Inc., where his responsibilities included revenue accounting, corporate accounting, payroll, equity administration, treasury, cost accounting, external reporting, technical accounting and internal audit. He also built out the accounting function to support the growth of the company. During his time at Invitae, the company grew from $68 million in revenue to $516 million in revenue. Prior to Invitae, Mr. Werner served as vice president of finance and corporate controller at Proteus Digital Health. He previously served as corporate controller and principal accounting officer at CardioDx and as Corporate Controller at Bloom Energy. He held a series of roles of increasing responsibility at Spansion, Inc. (a spinoff of Advanced Micro Devices). Mr. Werner is a Certified Public Accountant and holds a Master’s of accountancy in professional accounting and a Bachelor of Science degree in accounting from Brigham Young University’s Marriott School of Management.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Twist Bioscience Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding plans and timing to achieve adjusted EBITDA break-even point for Twist Bioscience's core business and biopharma business, Twist Bioscience’s path to profitability, market opportunities, expansion plans, and Twist Bioscience’s other expectations regarding its future operations plans and financial performance. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s workforce reduction, transition of production to the Factory of the Future and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

For Twist Bioscience:

Angela Bitting
SVP, Corporate Affairs
925- 202-6211

abitting@twistbioscience.com

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